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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                          MIDWEST BANC HOLDINGS, INC.
                    ____________________________________
             (Exact Name of Registrant as Specified in Its Charter)



  Delaware                                       36-3252484
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(State of Incorporation or Organization)       (IRS Employer Identification No.)

  501 West North Avenue
  Melrose Park, Illinois                         60160
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(Address of Principal Executive Offices)                    (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-42827
-------------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                   Name of Each Exchange on Which
       to be so Registered                   Each Class is to be Registered

------------------------------------      --------------------------------------

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Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 value per share
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                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered

     The information required by this item is incorporated herein by reference to the portion of the Prospectus captioned "Description of Capital Stock," which is a part of the Registrant's Registration Statement on Form S-1 (No. 333-42827) filed on December 19, 1997.

Item 2.  Exhibits

1. Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, File No. 333-42827).

2. By-laws, as amended (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, File No. 333-42827).

3.   Specimen Common Stock Certificate (incorporated herein by reference to
     Exhibit 4.1 to Registrant's Registration Statement on Form S-1, File No. 333-42827).

4. $18.0 million Revolving Loan Agreement dated as of May 1, 1995, between the Registrant and LaSalle national Bank, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1, File No. 333-42827).

5. $4.0 million Revolving Loan Agreement dated as of May 1, 1995, between Midwest One Mortgage Services, Inc. and LaSalle National Bank (incorporated herein by reference to Exhibit 10.2 to Registrant's Registration Statement on Form S-1, File No. 333-42827).


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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       MIDWEST BANC HOLDINGS, INC.



Dated:  12/16/97                       By  /s/ Edward H.  Sibbald
                                           ------------------------------------
                                           Edward H. Sibbald, Executive Vice
                                           President and Chief Financial Officer




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